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                                                                    Exhibit 10.1

               FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT

This AGREEMENT dated and effective as of July 1, 2003 is made by and between Dayton Superior Corporation, an Ohio corporation, (the "Company") and _________________ (the "Optionee").

WHEREAS, the Company and the Optionee previously entered into that certain Incentive Stock Option Agreement (the "Option Agreement") dated as of ___________________; and

WHEREAS, pursuant to Section 7.2 of the 2000 Stock Option Plan of Dayton Superior Corporation, as amended, (the "Plan"), the terms of which are hereby incorporated by reference and made a part of the Option Agreement, the Company has reserved the right to amend the Option Agreement; and

WHEREAS, the Company and the Optionee have mutually agreed that it is in their best interest to amend the Option Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree to amend the Option Agreement as follows:

      1. Subsection (a) of the definition of "Target Amount" set forth in the Option Agreement shall be amended to change the reference to "three times the amount of such Investment" to "2.25 times the amount of such Investment".

      2. All "EBITDA Targets", "Cumulative EBITDA Targets", "Performance EBITDA Targets", "Cumulative Performance EBITDA Targets", "High Performance EBITDA Targets", "Cumulative High Performance EBITDA Targets" or any other similar EBITDA-based targets contained in the Option Agreement with respect to any fiscal year shall be replaced in their entirety with the following:

             EBITDA TARGETS    CUMULATIVE EBITDA
FISCAL YEAR   ($ MILLIONS)   TARGETS ($ MILLIONS)
-----------  --------------  --------------------
2003               55.0                55.0
2004               63.0               118.0
2005               78.0               196.0
2006               92.0               288.0
2007              103.0               391.0

      3. All Options eligible to become vested each fiscal year if the EBITDA-based targets are met shall be eligible to become vested in installments of 20% of the shares covered by the Options on, or within 90 days following, December 31 of each of 2003, 2004, 2005, 2006 and 2007.

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      4.    If the Company's EBITDA as of the end of any of fiscal year 2003 through 2007 is less than the applicable EBITDA Target with respect to such year, that portion of the Option that would have become exercisable had the applicable EBITDA Target been met shall become exercisable on, or within 90 days following, the first December 31 thereafter as of which (a) the EBITDA as of such December 31 equals or exceeds the applicable EBITDA target for such year and (b) the Cumulative EBITDA equals or exceeds the applicable Cumulative EBITDA Target through such December 31.

      5. In all other respects, the Option Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment to the Incentive Stock Option Agreement as of the day and year first above written.

                           DAYTON SUPERIOR CORPORATION

                           By: _______________________________
                           Steven C. Huston
                           Vice President, General Counsel & Secretary

                           OPTIONEE

                           ___________________________________

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